EXHIBIT 23


BANKS, FINLEY, WHITE & CO.
CERTIFIED PUBLIC ACCOUNTANTS





                         CONSENT OF INDEPENDENT AUDITORS




     We consent to the incorporation by reference in the registration statements listed below of our report on the financial statements of The Coca-Cola Company Thrift & Investment Plan included in the Annual Report on Form 11-K of The Coca-Cola Company for the year ended December 31, 2003:

         1. Registration Statement No. 2-58584 on Form S-8, dated November 20, 1987, as amended

         2. Registration Statement No. 333-83270 on Form S-8, dated February 22, 2002





                                      /s/ BANKS, FINLEY, WHITE & CO.



Atlanta, Georgia
June 18, 2004